EXHIBIT 24

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of OMNOVA Solutions Inc., an Ohio corporation, with offices at 25435 Harvard Road, Beachwood, Ohio 44122 (“OMNOVA”), hereby constitute and appoint Paul F. DeSantis, Senior Vice President and Chief Financial Officer, James C. LeMay, Senior Vice President, Corporate Development; General Counsel, and Frank P. Esposito, Assistant General Counsel and Corporate Secretary, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and file: (i) a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of common shares, par value $0.10 per share, of OMNOVA (“Common Shares”) issuable in connection with the OMNOVA Solutions Inc. 2017 Equity Incentive Plan; (ii) a post-effective amendment to the registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on July 3, 2012 (Registration No. 333-182524) to disclose a material change in the plan of distribution for the Common Shares registered under the registration statement; (iii) any and all amendments, including post-effective amendments, supplements and exhibits to any of the foregoing, and any subsequent registration statements pursuant to Rule 462 of the Securities Act; and (iv) any and all applications or other documents to be filed with the SEC or any state securities commission or other regulatory authority or exchange with respect to any of the foregoing, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
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EXHIBIT 24

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 22nd day of March, 2017.

/s/ Anne P. Noonan
Anne P. Noonan	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ William R. Seelbach
William R. Seelbach	Chairman of the Board, Director

/s/ David J. D'Antoni
David J. D'Antoni	Director

/s/ Janet Plaut Giesselman
Janet Plaut Giesselman	Director

/s/ Joseph M. Gingo
Joseph M. Gingo	Director

/s/ James A. Mitarotonda
James A. Mitarotonda	Director

/s/ Michael J. Merriman
Michael J. Merriman	Director

/s/ Steven W. Percy
Steven W. Percy	Director

/s/ Larry B. Porcellato
Larry B. Porcellato	Director

/s/ Allan R. Rothwell
Allan R. Rothwell	Director

/s/ Robert A. Stefanko
Robert A. Stefanko	Director